As filed with the Securities and Exchange Commission on May 30, 2012.
Registration No. 333-84169

United States
Securities and Exchange Commission
Washington, D.C. 20549

Post-effective Amendment No. 2
to
FORM S-3D POS
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2391852 (I.R.S. Employer Identification No.)
Peoples Financial Services Corp.
82 Franklin Avenue
Hallstead, Pennsylvania  18822
(570) 879-2175
(Address, including Zip Code, and telephone
number, including area code, of registrant’s
principal executive offices)

Alan W. Dakey, President and Chief Executive Officer
Peoples Financial Services Corp.
82 Franklin Avenue
Hallstead, Pennsylvania  18822
(570) 879-2175
 (Name, address, including Zip Code, and telephone number,
including area code, of agent for service)

With a Copy to:

Erik Gerhard, Esquire
BYBEL RUTLEDGE LLP
1017 Mumma Road, Suite 302
Lemoyne, Pennsylvania  17043
(717) 731-1700

Approximate date of commencement of the proposed sale of the securities to the public:  Peoples Financial Services Corp. is hereby amending this registration statement to deregister any securities that had been registered but remain unsold under the registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [   ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if smaller reporting company)	Smaller reporting company [ ]

Explanatory Note:  Deregistration of Securities

This Post-Effective Amendment No. 2 to the registration statement on Form S-3 is being filed in order to deregister all securities remaining unissued under that certain registration statement on Form S-3 (File No. 333-84169) (the “Registration Statement”) which was filed on July 30, 1999 to register 150,000 shares (as adjusted for common stock splits and stock dividends) of the common stock of Peoples Financial Services Corp. (the “Company”) issuable under the Shareholders Automatic Dividend Reinvestment and Stock Purchase Plan (the “Plan”).  No filing fee is required because the fee was submitted under the original filing.

                The Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment No. 2 to the Registration Statement, in accordance with the undertakings of the Company in Part II of the Registration Statement, to remove from registration the 122,710 shares of common stock that had been registered for issuance but remain unsold under the Plan as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Hallstead, Commonwealth of Pennsylvania on  May 25, 2012.

Capacity

/s/ Alan W. Dakey	President, Chief Financial Officer and Director
Alan W. Dakey	(Principal Executive Officer)

/s/ Scott A. Seasock	(Principal Financial Officer)
Scott A. Seasock

/s/ William E. Aubrey II	Chairman and Director
William E. Aubrey II

/s/ Ronald G. Kukuchka	Director
Ronald G. Kukuchka

/s/ Richard S. Lochen	Director
Richard S. Lochen, Jr.

/s/ George H. Stover, Jr.	Director
George H. Stover, Jr.

/s/ Earle A. Wootton	Director
Earle A. Wootton

/s/ Joseph T. Wright, Jr.	Director
Joseph T. Wright, Jr.